Mitek Update from NASDAQ

NASDAQ panel maintains status quo of the Company’s securities pending hearing

SAN DIEGO, CA, July 5, 2023 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com,"Mitek” or the “Company”), a global leader in digital identity and digital fraud prevention, today announced that on July 5, 2023, the Company was notified by the Nasdaq Hearings Panel (the “Panel”) that the Panel has granted the Company’s request to extend the automatic stay of suspension from The Nasdaq Stock Market LLC (“Nasdaq”) pending the Company’s hearing before the Panel scheduled for August 10, 2023, and a final determination regarding the Company’s listing status.

As disclosed on June 13, 2023, the Company intended to appeal a determination by the Nasdaq Listing Qualifications Department to delist the Company’s securities due to the Company’s failure to timely file its Annual Report on Form 10-K for the period ended September 30, 2022, and Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2022 and March 31, 2023, with the Securities and Exchange Commission. On June 20, 2023, the Company timely requested a hearing before the Panel and requested that the automatic stay of suspension be extended through the completion of the hearings process and the expiration of any additional extension period granted by the Panel following the hearing.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital identity and digital fraud prevention, with technology to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. More than 7,800 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com.

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Form 10-K and Form 10-Qs and the Company’s ability and intent to regain compliance with the Nasdaq continued listing standards, the Company’s intention to request a hearing before the panel and to request a stay of any trading suspension or delisting action, the Company’s future success, the ability of the Company to scale its business, the Company’s expectations of its revenue growth and cash flow, the Company’s estimates for the year ended September 30, 2023 and the fiscal 2023 guidance, constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to file the Form 10-K and Form 10-Qs, the Company’s ability to regain compliance with the Nasdaq continued listing standards and that Nasdaq may not grant a stay from trading suspension or delisting pending the hearing date or grant an extension beyond such hearing date or that any such extension, if granted, would be sufficient enough time for the Company to come back into compliance with the Listing Rule.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC on December 13, 2021 and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com